Party A：Beijing CD Media Advertisement Co., Ltd (“the Company”)

Add.: Room2203, Tower A, Orient Mei Di Ya Centre, No.4 Guanghua Road, Chaoyang District, Beijing

Party B: Fu hai ming	Date of Birth:
ID Number:
Add:
Postal code:	TEL:	Mobile Phone:

According to the Labor Law of PRC and Law of PRC on Employment Contracts, the two Parties hereby mutually agreed and volunteered to enter into this agreement through consultation. Upon the signature of Party B of this contract，Party B has learned the articles of this agreement and the employee handbook of the Company and becomes the full-time employee of Party A.

1、 Duration and Probation Period

Article 1 This agreement shall become effective and shall continue in full force and effect until December 31, 2010.

2、The Content of the Work and Work Time
Article 2 Party B hereby agrees to serve as the General Manager of Party A. The work place is in Beijing. Once Party B does not satisfy the requirement of Party A or the responsibility of his position，Party A may adjust his post after training. The wages will be adjusted according to Party B’s position. Party B shall obey Party A’s arrangement and complete the formalities required. In case Party B rejects Party A’s training, adjustment to his post or violates the bylaws of Party A after such adjustment, Party B will be considered in serious violation of the bylaws thereof and Party A may discharge the employment contract.

Article 3 Party B shall complete his work timely and meet the requirements and standards according to legitimate requirement of Party A.

Article 4 Party B shall abide by the bylaws and employee handbook of Party A.

Article 5 Party B is arranged to work under a regular working hour system(some positions and the employees may be subject to an irregular system).Party B shall work for no more than eight hours a day (not including the lunch time)and no more than 40 hours a week on the average.

3、Labor Protection, Working Conditions and Protection from Occupational Diseases

Article 6  Party A must establish and perfect the system for occupational safety and health, educate Party B on occupational safety and health, prevent accidents in the process of work, and reduce occupational hazards.

Article 7  Party A shall provide Party B with necessary working conditions and facilities, lay down operational processes, working requirements and regulations on safety and health.

Article 8  Party B shall have the right to obtain protection of occupational health. Party A shall establish and perfect the system for occupational health, which shall meet the standards stipulated by the state, and take measures to protect Party B from occupational hazards.

4、Remuneration

Article 9  Both Parties agree that the monthly salary of Party B is RMB 12,000 during the contract period and Party A will do the payment on a monthly basis. If Party B makes outstanding contributions or brings great achievements to Party A, Party A may give Party B necessary moral encouragement, material awards or promotion bonus.

Article 10   During this contract, Party A may, based on Party B’s working attitude, performance and contribution, gradually increase or adjust the compensation of Party B according to the requirements by the employee handbook and the Company.
If Party B is approved during the probation period not to satisfy the performance assessment required by Party A, Party A may unilaterally terminate this contract without any responsibilities. In case Party B violates the criminal law and has his criminal liability in accordance with the law, Party A may dismiss him and this contract shall be terminated automatically.

5、Social Insurance, Rest and Vacations

Article 11   Party A shall pay the social insurance premiums for Party B. In case the two Parties terminate this contract or this contract ends, Party B shall carry out the procedures for the transfer of social insurance account. If Party B fails to procure social insurance due to his failure of submitting relative documents timely, Party B shall be liable for damages.

Article 12   Party A shall arrange holidays for Party B for statutory holidays, marriage leave, maternity leave, bereavement leave and annual vacation. In case Party B suffers from illness or a work-related injury, his wages and medical treatment shall follow the Company’s employee handbook and the applicable laws.

6、Labor Discipline

Article 13   Party B shall observe Party A’s rules and regulations, which shall be established in accordance with the law. Party B shall follow the rules of working procedures and the regulations of employee handbook, take good care of Party A’s property, observe professional ethics, actively participate in training provided by Party A, and improve his vocational skill.

Article 14   In case Party B breaches the rules and regulations of the Company’s employee handbook and other rules or regulations of Party A, Party A may give punishment and if in serious case, Party A may dismiss Party B without taking any responsibilities.

7、Amendment, Termination, Ending, Renewal of Employment Contract and Severance Pay

Article 15   In case this contract can not be fulfilled as a result of the change of law, rules and regulations, this contract shall be amended by the two parties.

Article 16   Party A may terminate this contract without prior notice and severance pay if :

a) Party B can not report in for duty in 15 days after the signing of this contract, if there is no other provisions.

b) Party A fails to carry out the recruitment procedures and social insurance premiums due to Party B’s failure to provide his documents needed.

c) the personal information (including but not limited to resignation certificate with previous employer, ID copy, permanent residence certificate, education certificate, working experience)provided by Party B proves to be false; or Party B has a history of mental illness, infectious diseases and other serious diseases which have substantial impact on his work; or Party B had been under reeducation through labor, criminal detention or had his criminal liability pursued in accordance with the law before the employment, but did not inform Party A during the recruitment.

d) Party B materially breaches Party A’s rules and regulations, labor discipline and employee handbook.

e) Party B Commits serious dereliction of duty or practices graft, causing damage above RMB 50,000 to Party A.

f)  Party B is a driver and has the related driving license (pass) for operation suspended due to his/her own fault, or the license become invalid for over (inclusive) 15 days; or Party B has an traffic accident causing death by vehicle or is held sub-duty of large traffic accidents causing passenger injury or material damage of more than 30,000 yuan

g) Part B is a special worker and works against regulation or causes accident that leads to  material damage of over 5,000 yuan for his/her own reason, Party A may terminate the contract without prior notice in addition to the imposition of economic penalties or disciplines

h) Party B enter into employment agreement also with other employer at the same time and causes material losses of Party A that exceeds 5,000 yuan due to its inability to perform the job assigned by Party A; or Party B rejects to correct this action after receiving the notice from Party A

i) Party B is held criminally liable according to the law or re-educated through labour by public authority

j) Party B resigns to Party A on his/her own initiative

k) Party B uses means of cheating, threat or taking advantage of Party A's difficulties to enter into or changes the contract with Party A who does this against his/her own will

l) other situations stipulated in laws and regulations

Article 17  Party B can terminate the contract without any prior notice with Party A under circumstances of the following:

1. Party A does not provide labour protection or labour conditions according to the agreement in the labour contract

2. Party A does not pay the compensation in full and in time

3. The regulations of Party A are not in compliance with the provisions of the related laws and regulations and impair the right and interest of Party B

4. Party A uses means of cheating, threat or taking advantage of Party B's difficulties to enter into or changes the contract with Party B who does this against his/her own will

If Party A forces Party B to work by means of cheating, threat or illegally restriction of physical freedom, or if Party A does the work guide against the regulations or forces dangerous work of Party B by jeopardizing his/her physical safety, Party B may terminate the contract without any prior written notice

Article 18   The contract may be terminated by Party A by giving notice in written form 30 (thirty) days in advance:

1) Party B fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function Party A assigns to him/her

2) Party B does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily

3) The circumstances have materially changed from the date this contract was signed to the extent that it is impossible to execute the contract provided, however, that the Parties cannot reach an agreement to amend the contract to reflect the changed circumstances

Article 19  If Party B terminates this contract (expect that said in article 16) within contract days, he/she should give 30 days' prior notice to Party A with an written application and after having the written consent of Party A, Party B can move to the resignation process according to the regulations of Party A.  If Party B does not notice Party A of his/her resignation 30 days in advance in written form but makes unauthorized absence from job that causes the economic losses of Party A, Party B should be held responsible for the compensation to Party A based on the degree of damage in accordance with the related laws and regulations.

Article 20   If Party A provides special training for Party B, both Parties should sign a supplemental agreement to fix the service period and the compensation fine for the breach of contract. If Party B violates the agreement within the service period, Party B should pay to Party A the penalty fine according to the agreement. The amount of the penalty fine should not be in excess of the training expenditures provided by Party A. The penalty fine paid by Party B to Party A should not exceed the share of the training expenditure that's not fulfilled during the service period.

Article 21 Party A shall not revoke this labour contract should any one of the following cases occur with Party B:

1) Party B is engaged in operations exposing him to occupational disease hazards and has not undergone a pre-departure occupational health check-up, or is suspected of having contracted an occupational disease and is being diagnosed or under medical observation

2) Party B is confirmed to have totally or partially lost his or her labour ability due to occupational diseases or work-related injuries in the company of Party A

3) Party B is receiving treatment for his or her diseases or injuries during the prescribed period of time

4) Party B is a female employee and currently is during her pregnancy, puerperal, or nursing periods

5)  Party B has been working for Party A for 15 years continuously and is just 5 years away from the retirement age

Article 22  The labour contract can be revoked under the following circumstances

1. The labour contract expires

2. Party B starts to enjoy the retirement pension according to the law

3. Party B is dead, pronounced dead or pronounced missing by the people's court

4. Party A is declared bankruptcy legally

5. Party A's business license is revoked; Party A is compelled to close down or dissolve; or Party A decides to dissolve in advance; or

6. Other situations stipulated in laws and administrative provisions

8  Commercial secret and non-competition restriction

Article 23  During the contract period with Party A or within two years of the termination of labour relationship, Party B is obligated to keep the commercial secrets of Party A that he/she is exposed to, knows, uses or holds by any means and should not engage with the same business with other employers that are in the same industry and have competition relationship with Party A or establish similar business of his/her own

Article 24  Without the written consent of Party A, Party B has no authority to disclose, copy, transfer, provide, publish the commercial secret of Party A to any third party or make the secrets known by the third party by any means. After the termination of labour relationship with Party A, Party B should immediately hand over to Party A all the materials, documents, media or carriers in any other form which contains the commercial secret of Party A that are exposed to or used, grasped, hold and recorded by Party B; furthermore, Party B should guarantee he/she will not, in any means, use the commercial secrets of Party A without any written consent from Party A

Article 25   Both Parties agree that the above-mentioned commercial secrets are referring to the various information that Party A possesses, uses or knows and under the protection by measures adopted by Party A, including project development information,  such as the planning scheme, papers, related design, pictures, name list of clients, special demands of clients, bid information, service network that's under development or is being developed presently and the operation projects and sale projects that are already in existence or under consideration at present; operation management information, including all kinds of work planning, operation strategy and policy, equity ownership status, organization structure, personnel and financial information, internal business regulations, management system, conclusion and implementation status of contract, proprietorship and transfer status of various knowledge property, information about litigation and arbitration and other dispute settlement status and other information that's under protection measures. The commercial secrets of Party A are considered as property

Article 26  Party B agrees that during the contract relationship period, all the related jobs he does for Party A, all the rights he achieves, the already-formed or ready to be formed concepts, all the realized or ready to be realized innovations, improvements and discoveries no matter they are achieved during working or other times, or obtained by him/her-self or together with others are properties of Party A

Article 27  The time within the two years of the termination of labour contract between Party B and Party A will be deemed as confidentiality and non-competition period and if Party B breaches the contents about confidentiality and competition restriction stipulated in Article 23, he/she should undertake the liability of compensating the losses caused to Party A

9   Labour Dispute Settlement

Article 28 Where a labour dispute between the Parties takes place during the performance of this contract, the Parties concerned may seek for a settlement through consultation; or either Party may apply to the labour dispute mediation committee of their unit for mediation; if the mediation fails and one of the Parties requests for arbitration. Either Party may also directly apply to the labor dispute arbitration committee for arbitration with 60 days starting from the date of the occurrence of a labor dispute. If one of the Parties is not satisfied with the adjudication of arbitration, the Party may bring the case to a people's court within 15 days of the date of receiving the ruling of arbitration.

Article 29 Party B should handle appropriately all the matters with the previous employer (economically or others). Party B should enter into this contract with Party A on the condition that he/she already terminates the work relationship with the previous employer; otherwise, this contract will be considered invalid and Party B should compensate Party A the losses incurred according.

Article 30  All the regulations and rules of Party A (including but not limited to the employee handbook, job description, training agreement, confidentiality agreement and etc) will be taken as the primary appendixes and have the equal validity.

Article 31 The items that are not covered in this contract or that are not compliant with the related regulations stipulated by the Beijing city or the country, the contents of the latter will prevail.

Article 32  Other things agreed by both Parties

1. The working time of this post is not fixed

2.  After the inception of Party B, Party A will provide one-week related training to Party B (including professional knowledge and skills) and the fee incurred is RMB 200. Party B agrees to serve Party B for over half a year, otherwise, Party B shall bear the cost himself

Article 33  This contract is in duplicate copies with each Party holding one copy and will become effective right after the signatures or chops of both Parties

Party A	Party B:

/s/ [illegible signature]	/s/ Fu Haiming

Legal person:

January 1, 2010	Date: January 1, 2010